                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY






                         COMMON STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                           KINGSBRIDGE CAPITAL LIMITED


                                       AND


                         AMERICAN TECHNOLOGY CORPORATION


                          DATED AS OF DECEMBER 14, 2004








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                                                 TABLE OF CONTENTS


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ARTICLE I             DEFINITIONS................................................................................1

         Section 1.01.     "Affiliate"...........................................................................1

         Section 1.02.     "Articles"............................................................................2

         Section 1.03.     "Blackout Amount".....................................................................2

         Section 1.04.     "Blackout Shares".....................................................................2

         Section 1.05.     "Closing".............................................................................2

         Section 1.06.     "Closing Date"........................................................................2

         Section 1.07.     "Commission"..........................................................................2

         Section 1.08.     "Commission Documents"................................................................2

         Section 1.09.     "Commitment Period"...................................................................2

         Section 1.10.     "Common Stock"........................................................................2

         Section 1.11.     "Condition Satisfaction Date".........................................................2

         Section 1.12.     "Damages".............................................................................2

         Section 1.13.     "Draw Down"...........................................................................2

         Section 1.14.     "Draw Down Amount"....................................................................2

         Section 1.15.     "Draw Down Discount Price"............................................................2

         Section 1.16.     "Draw Down Notice"....................................................................3

         Section 1.17.     "Draw Down Pricing Period"............................................................3

         Section 1.18.     "DTC".................................................................................3

         Section 1.19.     "EDGAR"...............................................................................3

         Section 1.20.     "Effective Date"......................................................................3

         Section 1.21.     "Exchange Act"........................................................................3

         Section 1.22.     "Knowledge"...........................................................................3

         Section 1.23.     "Legend"..............................................................................3

         Section 1.24.     "Make Whole Amount"...................................................................3

         Section 1.25.     "Market Capitalization"...............................................................3

         Section 1.26.     "Material Adverse Effect".............................................................3

         Section 1.27.     "Maximum Commitment Amount"...........................................................3

         Section 1.28.     "Maximum Draw Down Amount"............................................................3

         Section 1.29.     "NASD"................................................................................3

         Section 1.30.     "Other Financing".....................................................................4

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                                                 TABLE OF CONTENTS


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         Section 1.31.     "Permitted Transaction"...............................................................4

         Section 1.32.     "Person"..............................................................................4

         Section 1.33.     "Principal Market"....................................................................4

         Section 1.34.     "Prohibited Transaction"..............................................................4

         Section 1.35.     "Prospectus"..........................................................................4

         Section 1.36.     "Registrable Securities"..............................................................4

         Section 1.37.     "Registration Rights Agreement".......................................................4

         Section 1.38.     "Registration Statement"..............................................................4

         Section 1.39.     "Regulation D"........................................................................4

         Section 1.40.     "Section4(2)".........................................................................4

         Section 1.41.     "Securities Act"......................................................................4

         Section 1.42.     "Settlement Date".....................................................................4

         Section 1.43.     "Shares"..............................................................................5

         Section 1.44.     "Third Party Claim"...................................................................5

         Section 1.45.     "Threshold Price".....................................................................5

         Section 1.46.     "Trading Day".........................................................................5

         Section 1.47.     "Underwriter".........................................................................5

         Section 1.48.     "VWAP"................................................................................5

         Section 1.49.     "Warrant".............................................................................5

         Section 1.50.     "Warrant Shares"......................................................................5

ARTICLE II            PURCHASE AND SALE OF COMMON STOCK..........................................................5

         Section 2.01.     Purchase and Sale of Stock............................................................5

         Section 2.02.     Closing...............................................................................5

         Section 2.03.     Registration Statement and Prospectus.................................................5

         Section 2.04.     Warrant...............................................................................6

         Section 2.05.     Blackout Shares.......................................................................6

ARTICLE III           DRAW DOWN TERMS............................................................................6

         Section 3.01.     Draw Down Notice......................................................................6

         Section 3.02.     Number of Shares......................................................................6

         Section 3.03.     Limitation on Draw Downs..............................................................6

         Section 3.04.     Trading Cushion.......................................................................6

         Section 3.05.     Expiration of Draw Downs..............................................................6


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                                                 TABLE OF CONTENTS


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         Section 3.06.     Settlement............................................................................6

         Section 3.07.     Delivery of Shares; Payment of Draw Down Amount.......................................7

         Section 3.08.     Threshold Price.......................................................................7

         Section 3.09.     Other Issuances.......................................................................7

         Section 3.10.     Failure to Deliver Shares.............................................................7

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................8

         Section 4.01.     Organization, Good Standing and Power.................................................8

         Section 4.02.     Authorization; Enforcement............................................................8

         Section 4.03.     Capitalization........................................................................8

         Section 4.04.     Issuance of Shares....................................................................9

         Section 4.05.     No Conflicts..........................................................................9

         Section 4.06.     Commission Documents, Financial Statements............................................9

         Section 4.07.     No Material Adverse Change...........................................................10

         Section 4.08.     No Undisclosed Liabilities...........................................................10

         Section 4.09.     No Undisclosed Events or Circumstances...............................................10

         Section 4.10.     Actions Pending......................................................................11

         Section 4.11.     Compliance with Law..................................................................11

         Section 4.12.     Certain Fees.........................................................................11

         Section 4.13.     Disclosure...........................................................................11

         Section 4.14.     Exemption from Registration; Valid Issuances.........................................11

         Section 4.15.     No General Solicitation or Advertising in Regard to this Transaction.................11

         Section 4.16.     No Integrated Offering...............................................................12

         Section 4.17.     Acknowledgment Regarding Investor's Purchase of Shares...............................12

ARTICLE V             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.................................12

         Section 5.01.     Organization and Standing of the Investor............................................12

         Section 5.02.     Authorization and Power..............................................................12

         Section 5.03.     No Conflicts.........................................................................12

         Section 5.05.     Information..........................................................................13

         Section 5.06.     Selling Restrictions.................................................................13

         Section 5.07.     Statutory Underwriter Status.........................................................13


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                                                 TABLE OF CONTENTS


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ARTICLE VI            COVENANTS OF THE COMPANY..................................................................14

         Section 6.01.     Securities...........................................................................14

         Section 6.02.     Reservation of Common Stock..........................................................14

         Section 6.03.     Registration and Listing.............................................................14

         Section 6.04.     Registration Statement...............................................................14

         Section 6.05.     Compliance with Laws.................................................................14

         Section 6.06.     Reporting Requirements...............................................................15

         Section 6.07.     Other Financing......................................................................15

         Section 6.08.     Prohibited Transactions..............................................................15

         Section 6.09.     Corporate Existence..................................................................16

         Section 6.10.     Non-Disclosure of Non-Public Information.............................................16

         Section 6.11.     Notice of Certain Events Affecting Registration; Suspension of Right to
                           Request a Draw Down..................................................................16

         Section 6.12.     Amendments to the Registration Statement.............................................16

         Section 6.13.     Prospectus Delivery..................................................................16

         Section 6.14.     Expectations Regarding Draw Downs....................................................16

ARTICLE VII           CONDITIONS TO THE OBLIGATION OF THE INVESTOR  TO ACCEPT A DRAW DOWN.......................17

         Section 7.01.     Accuracy of the Company's Representations and Warranties.............................17

         Section 7.02.     Performance by the Company...........................................................17

         Section 7.03.     Compliance with Law..................................................................17

         Section 7.04.     Effective Registration Statement.....................................................17

         Section 7.05.     No Knowledge.........................................................................17

         Section 7.06.     No Suspension........................................................................18

         Section 7.07.     No Injunction........................................................................18

         Section 7.08.     No Proceedings or Litigation.........................................................18

         Section 7.09.     Section16 Limitation.................................................................18

         Section 7.10.     Sufficient Shares Registered for Resale..............................................18

         Section 7.11.     Warrant..............................................................................18

         Section 7.12.     Opinion of Counsel...................................................................18


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ARTICLE VIII          CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL, ISSUE AND DELIVER THE
                      SHARES TO THE INVESTOR....................................................................19

         Section 8.01.     Accuracy of the Investor's  Representations and Warranties...........................19

         Section 8.02.     Performance by the Investor..........................................................19

         Section 8.03.     Compliance with Law..................................................................19

         Section 8.04.     No Injunction........................................................................19

         Section 8.05.     No Proceedings or Litigation.........................................................19

ARTICLE IX            TERMINATION...............................................................................19

         Section 9.01.     Term.................................................................................19

         Section 9.02.     Other Termination....................................................................19

         Section 9.03.     Effect of Termination................................................................20

ARTICLE X             INDEMNIFICATION...........................................................................20

         Section 10.01.    Indemnification......................................................................20

         Section 10.02.    Notification of Claims for Indemnification...........................................21

         Section 10.03.    Dispute Resolution...................................................................23

ARTICLE XI            MISCELLANEOUS.............................................................................24

         Section 11.01.    Fees and Expenses....................................................................24

         Section 11.02.    Reporting Entity for the Common Stock................................................24

         Section 11.03.    Brokerage............................................................................24

         Section 11.04.    Notices..............................................................................24

         Section 11.05.    Assignment...........................................................................25

         Section 11.06.    Amendment; No Waiver.................................................................25

         Section 11.07.    Entire Agreement.....................................................................25

         Section 11.08.    Severability.........................................................................26

         Section 11.09.    Title and Subtitles..................................................................26

         Section 11.10.    Counterparts.........................................................................26

         Section 11.11.    Choice of Law........................................................................26

         Section 11.12.    Specific Enforcement, Consent to Jurisdiction........................................26

         Section 11.13.    Survival.............................................................................26

         Section 11.14.    Publicity............................................................................26

         Section 11.15.    Further Assurances...................................................................27


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                         COMMON STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           KINGSBRIDGE CAPITAL LIMITED

                                       AND

                         AMERICAN TECHNOLOGY CORPORATION

                          DATED AS OF DECEMBER 14, 2004

         This COMMON STOCK PURCHASE AGREEMENT is entered into as of the 14th day of December, 2004 (this "AGREEMENT"), by and between Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (the "INVESTOR") and AMERICAN TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "COMPANY").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $25 million worth of shares of Common Stock (as defined below); and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("SECTION 4(2)") and Regulation D ("REGULATION D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

         WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form of Exhibit A hereto (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company intends to register for resale by the Investor the Common Stock issued and sold to the Investor under this Agreement and under the Warrant (as defined below), upon the terms and subject to the conditions set forth therein; and

         WHEREAS, in consideration for the Investor's execution and delivery of, and its performance of its obligations under, this Agreement, the Company is concurrently issuing to the Investor a Warrant in the form of Exhibit B hereto (the "WARRANT") pursuant to which the Investor may purchase from the Company up to 275,000 shares of Common Stock, upon the terms and subject to the conditions set forth therein.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. "AFFILIATE" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with any other Person. For the

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purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "controls" and "controlled" have meanings correlative to the foregoing.

         Section 1.02. "ARTICLES" shall have the meaning assigned to such term in Section 4.03 hereof.

         Section 1.03. "BLACKOUT AMOUNT" shall have the meaning assigned to such term in the Registration Rights Agreement.

         Section 1.04. "BLACKOUT SHARES" shall have the meaning assigned to such term in the Registration Rights Agreement.

         Section 1.05. "CLOSING" shall have the meaning assigned to such term in
Section 2.02 hereof.

         Section 1.06. "CLOSING DATE" means the date on which this Agreement is executed and delivered by the Company and the Investor.

         Section 1.07. "COMMISSION" means the United States Securities Exchange Commission.

         Section 1.08. "COMMISSION DOCUMENTS" shall have the meaning assigned to such term in Section 4.06 hereof.

         Section 1.09. "COMMITMENT PERIOD" means the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Shares pursuant to this Agreement for an aggregate purchase price equal to the Maximum Commitment Amount, (y) the date this Agreement is terminated pursuant to Article IX hereof, and (z) the date occurring 24 months from the Effective Date.

         Section 1.10. "COMMON STOCK" means the common stock of the Company, par value $.00001 per share.

         Section 1.11. "CONDITION SATISFACTION DATE" shall have the meaning assigned to such term in Article VII hereof.

         Section 1.12. "DAMAGES" means any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs and reasonable expenses of expert witnesses and investigation).

         Section 1.13. "DRAW DOWN" shall have the meaning assigned to such term in Section 3.01 hereof.

         Section 1.14. "DRAW DOWN AMOUNT" means the actual amount of a Draw Down paid to the Company.

         Section 1.15. "DRAW DOWN DISCOUNT PRICE" means (i) 88% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP is equal to or exceeds $3.00 but is less than $5.00; (ii) 90% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP is equal to or exceeds $5.00 but is less than $10.00; or (iii) 92% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP is equal to or exceeds $10.00.


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         Section 1.16. "DRAW DOWN NOTICE" shall have the meaning assigned to such term in Section 3.01 hereof.

         Section 1.17. "DRAW DOWN PRICING PERIOD" shall mean, with respect to each Draw Down, a period of fifteen (15) consecutive Trading Days beginning on the first Trading Day specified in a Draw Down Notice.

         Section 1.18. "DTC" shall mean the Depository Trust Corporation, or any successor thereto.

         Section 1.19. "EDGAR" shall mean the Commission's Electronic Document, Gathering, Analysis, and Retrieval System.

         Section 1.20. "EFFECTIVE DATE" means the first Trading Day immediately following the date on which the Registration Statement is declared effective by the Commission.

         Section 1.21. "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.22. "KNOWLEDGE" means the actual knowledge of the Chief Executive Officer, President, Chief Financial Officer, Vice President of Military Operations and Senior Vice President of Research and Development of the Company.

         Section 1.23. "MAKE WHOLE AMOUNT" shall have the meaning specified in
Section 3.10.

         Section 1.24. "MARKET CAPITALIZATION" means, as of any Trading Day, the product of (i) the closing sale price of the Company's Common Stock as reported by Bloomberg L.P. using the AQR function and (ii) the number of outstanding shares of Common Stock of the Company as reported by Bloomberg L.P. using the DES function.

         Section 1.25. "MATERIAL ADVERSE EFFECT" means any effect on the business, operations, properties or financial condition of the Company and its consolidated subsidiaries that is material and adverse to the Company and such subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant in any material respect; PROVIDED, that none of the following shall constitute a "Material Adverse Effect": (i) the effects of conditions or events that are generally applicable to the capital, financial, banking, currency, technology or defense markets, (ii) any changes or effects resulting from the announcement or consummation of the transactions contemplated by this Agreement, including, without limitation, any changes or effects associated with any particular Draw Down, and (iii) changes in the market price of the Company's Common Stock.

         Section 1.26. "MAXIMUM COMMITMENT AMOUNT" means $25 million in aggregate Draw Down Amounts.

         Section 1.27. "MAXIMUM DRAW DOWN AMOUNT" means 3% of the Company's Market Capitalization at the time of the Draw Down; PROVIDED, HOWEVER, that such amount shall not exceed $10 million in respect of any Draw Down.

         Section 1.28. "NASD" means the National Association of Securities Dealers, Inc.


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         Section 1.29. "PERMITTED TRANSACTION" shall have the meaning assigned to such term in Section 6.07 hereof.

         Section 1.30. "PERSON" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof.

         Section 1.31. "PRINCIPAL MARKET" means the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.32. "PROHIBITED TRANSACTION" shall have the meaning assigned to such term in Section 6.08 hereof.

         Section 1.33. "PROSPECTUS" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act.

         Section 1.34. "REGISTRABLE SECURITIES" means (i) the Shares, (ii) the Warrant Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (x) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("RULE 144") are met, (y) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company such Registrable Securities may be sold without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.35. "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.36. "REGISTRATION STATEMENT" shall have the meaning assigned to such term in the Registration Rights Agreement.

         Section 1.37. "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.38. "SECTION 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.39. "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.40. "SETTLEMENT DATE" shall have the meaning assigned to such term in Section 3.06 hereof.

         Section 1.41. "SHARES" means the shares of Common Stock of the Company that are and/or may be purchased hereunder.


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         Section 1.42. "THIRD PARTY CLAIM" shall have the meaning assigned to such term in Section 10.02 hereof.

         Section 1.43. "THRESHOLD PRICE" means the lowest "Draw Down Discount Price" (as specified by the Company in a Draw Down Notice) at which the Company will agree to sell Shares during the applicable Draw Down Pricing Period, which price shall not be set in respect of any Draw Down Pricing Period at less than $3.00 per share.

         Section 1.44. "TRADING DAY" means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

         Section 1.45. "UNDERWRITER" shall mean any underwriter (other than the Investor, to the extent it is deemed to be a statutory underwriter) participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement.

         Section 1.46. "VWAP" means the volume weighted average price (the aggregate sales price of all trades of Common Stock during each Trading Day divided by the total number of shares of Common Stock traded during such Trading
Day) of the Common Stock during any Trading Day as reported by Bloomberg, L.P. using the AQR function.

         Section 1.47. "WARRANT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.48. "WARRANT SHARES" means the shares of Common Stock issuable to the Investor upon exercise of the Warrant.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.01. PURCHASE AND SALE OF STOCK. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company Common Stock for an aggregate (in Draw Down Amounts) of up to the Maximum Commitment Amount, consisting of purchases based on Draw Downs in accordance with Article III hereof.

         Section 2.02. CLOSING. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The closing of the execution and delivery of this Agreement (the "CLOSING") shall take place at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019 at 2:00 p.m. local time on December 14, 2004, or at such other time and place or on such date as the Investor and the Company may agree upon (the "CLOSING DATE"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

         Section 2.03. REGISTRATION STATEMENT AND PROSPECTUS. Promptly after the Closing, the Company shall prepare and file with the Commission the Registration Statement (including the Prospectus) in accordance with the provisions of the Securities Act and the Registration Rights Agreement.

         Section 2.04. WARRANT. On the Closing Date, the Company shall issue and deliver the Warrant to the Investor.

         Section 2.05. BLACKOUT SHARES. The Company shall issue and deliver any Blackout Shares, if any, to the Investor in accordance with Section 1(e) of the Registration Rights Agreement.

                                  ARTICLE III

                                 DRAW DOWN TERMS

         Subject to the satisfaction of the conditions hereinafter set forth in this Agreement, the parties agree as follows:

         Section 3.01. DRAW DOWN NOTICE. The Company, may, in its sole discretion, issue a Draw Down Notice with respect to a Draw Down up to a Draw Down Amount equal to the Maximum Draw Down Amount (each, a "DRAW DOWN") during the Commitment Period, which Draw Down the Investor will be obligated to accept. The Company shall inform the Investor via facsimile transmission, with a copy to the Investor's counsel, as to the Draw Down Amount the Company wishes to exercise before commencement of trading on the first Trading Day of any Draw Down Pricing Period (the "DRAW DOWN NOTICE"). In addition to the Draw Down Amount, each Draw Down Notice shall specify the Threshold Price in respect of the applicable Draw Down and shall designate the first Trading Day of the Draw Down Pricing Period. In no event shall any Draw Down Amount exceed the Maximum Draw Down Amount. Each Draw Down Notice shall be accompanied by a certificate, signed by the Chief Executive Officer or Chief Financial Officer dated, as of the date of such Draw Down Notice, in the form of EXHIBIT C hereof.

         Section 3.02. NUMBER OF SHARES. The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the Draw Down Discount Price equals or exceeds the Threshold Price) of one fifteenth (1/15th) of the Draw Down Amount divided by the applicable Draw Down Discount Price.

         Section 3.03. LIMITATION ON DRAW DOWNS. Only one Draw Down shall be permitted for each Draw Down Pricing Period.

         Section 3.04. TRADING CUSHION. There shall be a minimum of five (5) Trading Days between the expiration of any Draw Down Pricing Period and the beginning of the next succeeding Draw Down Pricing Period.

         Section 3.05. EXPIRATION OF DRAW DOWNS. Each Draw Down will expire on the last Trading Day of each Draw Down Pricing Period.

         Section 3.06. SETTLEMENT. The number of Shares purchased by the Investor with respect to each Draw Down shall be determined and settled on a periodic basis in respect of the applicable Draw Down Pricing Period. Settlement in respect of each determination shall be made at the Company's sole discretion, but no later than the third Trading Day after the fifth, tenth and fifteenth Trading Day of the Draw Down Pricing Period. Each date on which settlement of the purchase and sale of Shares occurs hereunder being referred to as a "SETTLEMENT DATE." The Investor shall provide the Company with delivery instructions for the Shares to be issued at each Settlement Date at least three
(3) Trading Days in advance of such Settlement Date (except to the extent previously provided). The number of Shares actually issued shall be rounded to the nearest whole number of Shares.

         Section 3.07. DELIVERY OF SHARES; PAYMENT OF DRAW DOWN AMOUNT. On each Settlement Date, the Company shall deliver the Shares purchased by the Investor to the Investor or its designees via book-entry through the DTC to an account designated by the Investor, and upon receipt of the Shares, the Investor shall cause payment therefor to be made to the Company's designated account by wire

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transfer of immediately available funds, if the Shares are received by the
Investor no later than 1:00 p.m. (Eastern Time), or next day available funds, if the Shares are received thereafter.

         Section 3.08. THRESHOLD PRICE. For each Trading Day during a Draw Down Pricing Period that the Draw Down Discount Price is less than the Threshold Price, no Shares shall be purchased or sold on such Trading Day and the total amount of the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one fifteenth (1/15th). The amount of the Draw Down Amount not so purchased or sold shall continue to be available in future Draw Downs and a part of the Maximum Commitment Amount. If trading in the Company's Common Stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during any Trading Day during a Draw Down Pricing Period, the Draw Down Discount Price shall be deemed to be less than the Threshold Price for that Trading Day.

         Section 3.09. OTHER ISSUANCES. If during any Draw Down Pricing Period the Company shall (with the consent of the Investor pursuant to Section 6.07 or 6.08 hereof, if applicable) issue any shares of Common Stock to any Person other than the Investor (other than shares of Common Stock issued in connection with a Permitted Transaction), then the applicable Draw Down Notice shall be deemed null and void and the Investor shall promptly return to the Company any and all Shares transferred to the Investor in respect of any Settlement Date(s) during such Draw Down Pricing Period and the Company shall promptly thereafter pay to the Investor by wire transfer of immediately available funds to an account designated by the Investor that portion of the applicable Draw Down Amount paid to the Company in respect of such Settlement Date(s).

         Section 3.10. FAILURE TO DELIVER SHARES. If on any Settlement Date, the Company fails to deliver the Shares to be purchased by the Investor, and such failure is not cured within ten (10) Trading Days following the date on which the Investor delivered payment for such Shares, the Company shall pay to the Investor on demand in cash by wire transfer of immediately available funds to an account designated by the Investor the "MAKE WHOLE AMOUNT;" PROVIDED, HOWEVER, that in the event that the Company is prevented from delivering Shares in respect of any such Settlement Date in a timely manner by any fact or circumstance that is reasonably within the control of, or directly attributable to, the Investor, then such ten (10) Trading Day period shall be automatically extended until such time as such fact or circumstance is cured. As used herein, the Make Whole Amount shall be an amount equal to the sum of (i) the Draw Down Amount actually paid by the Investor in respect of such Shares plus (ii) an amount equal to the actual loss suffered by the Investor in respect of sales to subsequent purchasers, pursuant to transactions entered into before the Settlement Date, of the Shares that were required to be delivered by the Company, which shall be based upon documentation reasonably satisfactory to the Company demonstrating the difference (if greater than zero) between (A) the price per share paid by the Investor to purchase such number of shares of Common Stock necessary for the Investor to meet its share delivery obligations to such subsequent purchasers minus (B) the average Draw Down Discount Price during the applicable Draw Down Pricing Period. In the event that the Make Whole Amount is not paid within five (5) Trading Days following a demand therefor from the Investor, the Make Whole Amount shall accrue interest compounded daily at a rate of five percent (5%) per annum up to and including the date on which the Make Whole Amount is actually paid. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Company pays the Make Whole Amount (plus interest, if applicable) in respect of any Settlement Date in accordance with this Section 3.10, such payment shall be the Investor's sole remedy in respect of the Company's failure to deliver Shares in respect of such Settlement Date, and the Company shall not be obligated to deliver such Shares and the Company shall not be deemed to be in breach of its obligations to the Investor in connection with the failure by the Company to deliver shares to the Investor on a Settlement Date.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the following representations and warranties to the Investor:

         Section 4.01. ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the Commission Documents (as defined below), the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity, other than any wholly-owned subsidiary that is not "significant" within the meaning of Regulation S-X promulgated by the Commission. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect.

         Section 4.02. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to issue the Shares, the Warrant, the Warrant Shares and any Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Articles); (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than as contemplated by Section 6.05); and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 4.03. CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of June 30, 2004 are set forth on a Schedule previously delivered to the Investor. All of the outstanding shares of the Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. Except as set forth in this Agreement, in the Commission Documents or as previously disclosed to the Investor in writing, as of the date hereof no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for or giving any right to subscribe for, any shares of capital stock of the Company. Except as set forth in this Agreement, in the Commission Documents or as previously disclosed to the Investor in writing, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. Except as set forth in the Commission Documents or as previously disclosed to the Investor in writing, as of the date hereof, the Company is not a party to any agreement granting registration rights to any Person with respect to any of its equity or debt securities. Except as set forth in the Commission Documents or as previously disclosed to the Investor in writing, as of the date hereof the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued during the twenty-four month period immediately prior to the Closing complied with all applicable federal and state securities laws, and to the Knowledge of the Company, no stockholder has a right of rescission or damages with respect thereto that could reasonably be expected to have a Material Adverse Effect. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "ARTICLES"), and the Company's Bylaws, as amended and in effect on the date hereof (the "BYLAWS").

         Section 4.04. ISSUANCE OF SHARES. The Shares, the Warrant and the Warrant Shares have been, and any Blackout Shares will be, duly authorized by all necessary corporate action (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Articles) and, when issued and paid for in accordance with the terms of this Agreement, the Registration Rights Agreement and the Warrant, the Shares and the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock.

         Section 4.05. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby or thereby, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not: (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases (i) through (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant, or issue and sell the Shares, the Warrant Shares or the Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Articles) in accordance with the terms hereof and thereof (other than any filings that may be required to be made by the Company with the Commission, the NASD/Nasdaq or state securities commissions subsequent to the Closing, and, any registration statement (including any amendment or supplement thereto) which may be filed pursuant hereto) where the failure to obtain such consent would have a Material Adverse Effect; PROVIDED that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

         Section 4.06. COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and except as previously disclosed to the Investor in writing or disclosed in the Commission Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "COMMISSION DOCUMENTS") other than reports on Form 8-K for which the Commission has granted a safe harbor with respect to the timing of disclosure of such information required by Form 8-K. Except as previously disclosed to the Investor in writing, the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq National Market or another Principal Market. The Company has made available to the Investor, or otherwise made available on its website, true and complete copies of the Commission Documents filed with the Commission since December 31, 2002 and prior to the Closing Date. Except as disclosed to the Investor in writing prior to the date hereof, the Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its date, the Company's Form 10-K for the fiscal year ended September 30, 2003 filed on December 29, 2003, as amended by Amendment No. 1 to Form 10-K filed on January 28, 2004, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of January 28, 2004, after giving effect to the information disclosed and incorporated by reference therein, such Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents filed with the Commission since December 31, 2002, as such Commission Documents have been amended prior to the Closing, complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.07. NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Commission Documents, or as disclosed to the Investor in writing prior to the date hereof, since June 30, 2004, no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company other than continued losses from operations in the ordinary course of the Company's business.

         Section 4.08. NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since June 30, 2004 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         Section 4.09. NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. To the Knowledge of the Company, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         Section 4.10. ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on SCHEDULE 4.10, there is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any of its subsidiaries or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents or on SCHEDULE 4.10, no judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

         Section 4.11. COMPLIANCE WITH LAW. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that would not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Commission Documents, the Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         Section 4.12. CERTAIN FEES. Except as disclosed to the Investor in writing prior to the date hereof or as expressly set forth in this Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.

         Section 4.13. DISCLOSURE. To the best of the Company's Knowledge, neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         Section 4.14. EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The issuance and sale of the Shares, the Warrant, the Warrant Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(2), Regulation D and/or any other applicable federal and state securities laws. Neither the sales of the Shares, the Warrant, the Warrant Shares or any Blackout Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares, the Warrant Shares, any Blackout Shares or any of the assets of the Company, or (ii) except as previously disclosed to the Investor in writing, entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company. The Shares, the Warrant Shares and any Blackout Shares shall not subject the Investor to personal liability for the debts and obligations of the Company solely by reason of the ownership thereof.

         Section 4.15. NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its Affiliates or any person acting on its or their behalf (i) has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, the Warrant, the Warrant Shares or any Blackout Shares or

(ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act.

         Section 4.16. NO INTEGRATED OFFERING. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement and employee benefit plans, under circumstances that would require registration under the Securities Act of shares of the Common Stock issuable hereunder with any other offers or sales of securities of the Company.

         Section 4.17. ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length Investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor's purchase of the Shares.

                                   ARTICLE V

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

         The Investor hereby makes the following representations, warranties and covenants to the Company:

         Section 5.01. ORGANIZATION AND STANDING OF THE INVESTOR. The Investor is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

         Section 5.02. AUTHORIZATION AND POWER. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

         Section 5.03. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby, by the Investor and the consummation of the transactions contemplated thereby do not (i) violate any provision of the Investor's charter documents or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is a party or by which the Investor is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the

Investor are bound or affected, except in all cases (i) through (iv), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, PROVIDED that, for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

         Section 5.04. FINANCIAL CAPABILITY. The Investor has the financial capability to perform all of its obligations under this Agreement, including the capability to purchase the Shares in accordance with the terms hereof. The Investor is an "accredited investor" as defined in Regulation D and is able to bear the risks of an investment in the Shares.

         Section 5.05. INFORMATION. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Shares, to make an informed decision about purchasing the Shares and to protect its own interests in connection with the purchase of the Shares.

         Section 5.06. SELLING RESTRICTIONS. The Investor covenants that during the Commitment Period, neither the Investor nor any of its Affiliates nor any entity managed by the Investor (i) will ever, through related parties or otherwise, (x) purchase, trade, offer, pledge, sell, contract to sell or to purchase or sell or "short" or "short against the box" (as those terms are generally understood in the securities markets), or otherwise dispose of or acquire, any derivative securities of the Company or options in respect of such securities, including, but not limited to, by way of option or equity swap transactions in or with respect to the Company's Common Stock or any other derivative security transaction or (y) upon receipt by the Investor of any Draw Down Notice from the Company, sell or contract to sell any shares of Common Stock (other than any shares of Common Stock purchased by the Investor pursuant to any Draw Down Notice under this Agreement) until the end of the Draw Down Pricing Period set forth in such Draw Down Notice or (ii) will ever, through related parties or otherwise, engage in any transaction intended to reduce the economic risk of ownership of shares of Common Stock (including, without limitation, the purchase of any option or contract to sell) that would, directly or indirectly, have an effect substantially equivalent to selling short such shares of Common Stock that are subject to, underlie or may be deliverable in satisfaction of such transaction or otherwise may be reasonably be expected to adversely affect the market price of the Common Stock. Notwithstanding the foregoing, the Investor shall have the right during any Draw Down Pricing Period to sell shares of the Company's Common Stock equal in number to the aggregate number of the Shares to be purchased pursuant to the applicable Draw Down Notice.

         Section 5.07. STATUTORY UNDERWRITER STATUS. The Investor acknowledges and agrees that, pursuant to the Commission's current interpretations of the Securities Act, the Investor will be disclosed as an "underwriter" within the meaning of the Securities Act in the Registration Statement (and amendments thereto) and in any Prospectus contained therein to the extent required by applicable law.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         The Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its permitted assignees (as defined herein):

         Section 6.01. SECURITIES. The Company shall notify the Commission and the Principal Market, if and as applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, the Warrant Shares and the Blackout Shares, if any, to the Investor.

         Section 6.02. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Shares in connection with all Draw Downs contemplated hereunder and the Warrant Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

         Section 6.03. REGISTRATION AND LISTING. During the Commitment Period, the Company shall use commercially reasonable efforts: (i) to take all action necessary to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, (ii) to comply in all material respects with its reporting and filing obligations under the Exchange Act, and (iii) to prevent the termination or suspension such registration, or the termination or suspension of its reporting and filing obligations under the Exchange Act or Securities Act (except as expressly permitted herein). The Company shall use commercially reasonable efforts necessary to maintain the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or Rules of the NASD and the Principal Market.

         Section 6.04. REGISTRATION STATEMENT. Without the prior written consent of the Investor, the Registration Statement shall be used solely in connection with the transactions between the Company and the Investor contemplated hereby.

         Section 6.05. COMPLIANCE WITH LAWS.

                  (a) The Company shall comply, and cause each of its subsidiaries to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                  (b) Without the consent of its stockholders in accordance with the NASDAQ Marketplace Rules, the Company may not issue, and the Investor may not be obligated to purchase, any Shares, Warrant Shares, or Blackout Shares, which in the aggregate would result in the issuance of Shares, Warrant Shares, or Blackout Shares representing more than the applicable percentage under the NASDAQ Marketplace Rules that would require stockholder approval of the issuance thereof.

         Section 6.06. REPORTING REQUIREMENTS. Unless otherwise available to the public by way of EDGAR, upon reasonable written request of the Investor during the Commitment Period, the Company shall furnish copies of the following to the Investor within three (3) Trading Days of such request (but not sooner than filed with or submitted to the Commission):

                  (a)      Quarterly Reports on Form 10-Q ;

                  (b)      Annual Reports on Form 10-K;

                  (c)      Periodic Reports on Form 8-K; and

                  (d) any other documents publicly furnished or submitted to the Commission.

         Section 6.07. OTHER FINANCING. The Company may, without the prior written consent of the Investor, (i) establish stock option or award plans or agreements (for directors, employees, consultants and/or advisors), and issue securities thereunder, and amend such plans or agreements, including increasing the number of shares available thereunder, (ii) use equity securities to finance, or otherwise in connection with, the acquisition of one or more other companies, equipment, technologies or lines of business, (iii) issue shares of Common Stock and/or preferred stock in connection with the Company's option or award plans, stock purchase plans, rights plans, warrants or options, (iv) issue shares of Common Stock and/or preferred stock in connection with the acquisition of products, licenses, equipment or other assets and strategic partnerships or joint ventures (the primary purpose of which is not to raise equity capital);
(v) issue shares of Common Stock and/or preferred stock to consultants and/or advisors as consideration for services rendered, (vi) issue and sell equity, debt or hybrid securities in a public offering, (vii) issue and sell and equity, debt or hybrid securities in a private placement (other than in connection with any Prohibited Transaction), (viii) issue equity securities to equipment lessors, equipment vendors, banks or similar lending institutions in connection with leases or loans, or in connection with strategic commercial or licensing transactions, (ix) issue securities in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company,
(x) issue Common Stock upon the conversion of any derivative securities, including preferred stock, (xi) issue shares of Common Stock to the Investor under any other agreement entered into between the Investor and the Company and
(xii) enter into any transaction that is not a Prohibited Transactions (each a "PERMITTED TRANSACTION"). The Company shall use commercially reasonable efforts to notify the Investor in writing prior to the consummation of any material Permitted Transaction described in clauses (vi), (vii) or (ix) above, provided that notice would not violate the Company's obligations in SECTION 6.10 hereof.

         Section 6.08. PROHIBITED TRANSACTIONS. During the term of this Agreement, the Company shall not enter into any Prohibited Transaction without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor. For the purposes of this Agreement, the term "PROHIBITED TRANSACTION" shall refer to the issuance by the Company of any "future priced securities," which shall be deemed to mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating or otherwise adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line or other financing that is substantially similar to the financing provided for under this Agreement; provided, however, that nothing in this Section shall prohibit the Company from issuing any securities of any type that are, or may become, convertible or exchangeable into shares of Common Stock with a purchase, conversion or exchange price that is fixed at the time of issuance (and which may be accompanied by anti-dilution provisions), which price may be at a discount to the market price of Common Stock.

         Section 6.09. CORPORATE EXISTENCE. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to prohibit the Company from engaging in any merger, consolidation, sale of all or substantially all of its assets or similar transaction with another Person pursuant to which such other Person is the surviving entity in the transaction.

         Section 6.10. NON-DISCLOSURE OF NON-PUBLIC INFORMATION. None of the Company, its officers, directors, employees nor agents shall disclose material non-public information to the Investor, its advisors or representatives except as has been previously disclosed to the Investor in writing prior to the date hereof.

         Section 6.11. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO REQUEST A DRAW DOWN. Notwithstanding the provisions of
SECTION 6.10, the Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or the Prospectus related to the offer, issuance and sale of the Shares and the Warrant Shares hereunder: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not request a Draw Down during the continuation of any of the foregoing events.

         Section 6.12. AMENDMENTS TO THE REGISTRATION STATEMENT. Notwithstanding the provisions of SECTION 6.10, if the Registration Statement is declared effective by the Commission, the Company shall not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Investor shall not previously have been advised or to which the Investor shall reasonably object after being so advised, other than amendments or supplements deemed to result from the filing of documents incorporated by reference therein, or (ii) so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with sales of the Shares by the Investor, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Investor promptly following such filing unless such information, documents or reports are available on EDGAR.

         Section 6.13. PROSPECTUS DELIVERY. From time to time for such period as in the opinion of counsel for the Investor a prospectus is required by the Securities Act to be delivered in connection with sales by the Investor, the Company will expeditiously deliver to the Investor, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Investor may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and state securities laws in connection with the offering and sale of the Shares and the Warrant Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares and the Warrant Shares.

         Section 6.14. EXPECTATIONS REGARDING DRAW DOWNS. Within ten (10) calendar days after the commencement of each calendar quarter occurring subsequent to the date hereof, the Company shall notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Draw Down Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Draw Down Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured, and shall not be deemed a breach of this Agreement, by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

                                  ARTICLE VII

                  CONDITIONS TO THE OBLIGATION OF THE INVESTOR
                              TO ACCEPT A DRAW DOWN

         The obligation of the Investor hereunder to accept a Draw Down Notice and to acquire and pay for the Shares in accordance therewith is subject to the satisfaction or waiver, at each Condition Satisfaction Date, of each of the conditions set forth below. The conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion. As used in this Agreement, the term "CONDITION SATISFACTION Date" shall mean, with respect to each Draw Down, the date on which the applicable Draw Down Notice is delivered to the Investor and each Settlement Date in respect of the applicable Draw Down Pricing Period.

         Section 7.01. ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as though made on and as of such Condition Satisfaction Date, except for such representations and warranties that are expressly made as of a particular date.

         Section 7.02. PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company as of or prior to the applicable Condition Satisfaction Date.

         Section 7.03. COMPLIANCE WITH LAW. The Company shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 7.04. EFFECTIVE REGISTRATION STATEMENT. Upon the terms and subject to the conditions as set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective and (i) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission's concerns have been addressed and the Investor is reasonably satisfied that the Commission no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or the Prospectus shall exist.

         Section 7.05. NO KNOWLEDGE. The Company shall have no Knowledge of any event more likely than not to have the effect of causing the Registration Statement with respect to the resale of the Registrable Securities by the Investor to be suspended or otherwise ineffective (which event is more likely than not to occur within fifteen (15) Trading Days following the Trading Day on which a Draw Down Notice is delivered).

         Section 7.06. NO SUSPENSION. Trading in the Company's Common Stock shall not have been suspended by the Commission, the applicable Principal Market or, if applicable, the NASD and trading in securities generally as reported on the Principal Market shall not have been suspended or limited.

         Section 7.07. NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 7.08. NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or Affiliates of the Company or any subsidiary seeking to enjoin, prevent or change the transactions contemplated by this Agreement.

         Section 7.09. SECTION 16 LIMITATION. On each Settlement Date, the number of Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 9.9% of all of such Common Stock as would be outstanding on such Settlement Date, as determined in accordance with Section 16 of the Exchange Act. For purposes of this Section 7.09, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Settlement Date than on the date upon which the Draw Down Notice associated with such Settlement Date is given, the amount of Common Stock outstanding on such Settlement Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares and Blackout Shares, would own more than 9.9% of the Common Stock following such Settlement Date.

         Section 7.10. SUFFICIENT SHARES REGISTERED FOR RESALE. The Company shall have sufficient Shares, calculated using the closing price reported on the applicable Principal Market of the Common Stock as of the Trading Day immediately preceding such Draw Down Notice, registered under the Registration Statement to issue and sell such Shares in accordance with such Draw Down Notice.

         Section 7.11. WARRANT. The Warrant shall have been duly executed, delivered and issued to the Investor, and the Company shall not be in default in any material respect under any of the provisions thereof, provided that any refusal by or failure of the Company to issue and deliver Warrant Shares in respect of any exercise (in whole or in part) thereof shall be deemed to be material for the purposes of this Section 7.11.

         Section 7.12. OPINION OF COUNSEL. The Investor shall have received an opinion of counsel to the Company, dated as of the Effective Date, in form and substance reasonably satisfactory to the Investor and its counsel.

                                  ARTICLE VIII

              CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL,
                  ISSUE AND DELIVER THE SHARES TO THE INVESTOR

         The obligation of the Company hereunder to sell, issue and deliver Shares to the Investor in accordance with the terms of any Draw Down notice is subject to the satisfaction or waiver, at each Settlement Date, of each of the conditions set forth below. The conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         Section 8.01. ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Investor shall be true and correct in all material respects as though made on the Settlement date, except for such representations and warranties that are expressly made as of a particular date.

         Section 8.02. PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Investor.

         Section 8.03. COMPLIANCE WITH LAW. The Investor shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances, including all NASD Rules and regulations, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 8.04. NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 8.05. NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Investor, the Company or any of their subsidiaries, or any of the officers, directors or affiliates of the Investor or the Company or any of their subsidiaries seeking to enjoin, prevent or change the transactions contemplated by this Agreement.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. TERM. Unless otherwise terminated in accordance with
Section 9.02 below, this Agreement shall terminate upon the expiration of the Commitment Period.

         Section 9.02. OTHER TERMINATION.

                  (a) The Investor may terminate this Agreement upon one (1) day's notice within ten (10) Trading Days after the Investor obtains Knowledge that (x) the Company has entered into any Prohibited Transaction as set forth in
Section 6.08 without the Investor's prior written consent, or (y) an event resulting in a Material Adverse Effect has occurred; PROVIDED, HOWEVER, that the Investor shall be deemed to possess such Knowledge within five (5) Trading Days after such event has been publicly disclosed by the Company in accordance with its periodic reporting requirements under the Exchange Act.

                  (b) The Investor may terminate this Agreement upon one (1) day's notice to the Company at any time in the event that the Registration Statement is not declared effective in accordance with the Registration Rights Agreement.

                  (c) The Company may terminate this Agreement upon one (1) day's notice; PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to this SECTION 9.02(C) during any Draw Down Pricing Period; PROVIDED FURTHER; that, in the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns Shares purchased hereunder and/or Warrant Shares, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from, the Principal Market without listing the Common Stock on another Principal Market.

                  (d) Each of the parties hereto may terminate this Agreement upon one (1) day's notice if the other party has breached a material representation, warranty or covenant to this Agreement and such breach is not remedied within ten (10) Trading Days after notice of such breach is delivered to the breaching party.

                  (e) The obligation of the Investor to purchase shares of Common Stock shall terminate permanently upon one (1) day's notice by the Investor in the event that there shall occur any stop order or suspension of effectiveness of the Registration Statement for an aggregate of thirty (30) calendar days during any calendar year during the Commitment Period.

         Section 9.03. EFFECT OF TERMINATION.

                  (a) In the event of termination by the Company or the Investor, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in
Section 9.01 or 9.02 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 11.13. Nothing in this Section
9.03 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

                                   ARTICLE X

                                 INDEMNIFICATION

         Section 10.01. INDEMNIFICATION.

                  (a) Except as otherwise provided in this Article X, unless disputed in accordance with Section 10.03, the Company agrees to indemnify, defend and hold harmless the Investor and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "INVESTOR INDEMNIFIED PARTY"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement, the Registration Rights Agreement or the Warrant; PROVIDED, HOWEVER, that the Company shall not be liable under this Article X to an Investor Indemnified Party to the extent that such Damages resulted or arose from the breach by an Investor Indemnified Party of any representation, warranty, covenant or agreement of an Investor Indemnified Party contained in this Agreement, the Registration Rights Agreement or the Warrant or the gross negligence, recklessness, willful misconduct or bad faith of an Investor Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article X will be net of insurance proceeds (which the Investor Indemnified Party agrees to use commercially reasonable efforts to recover). Accordingly, the amount which the Company is required to pay to any Investor Indemnified Party hereunder (a "COMPANY INDEMNITY PAYMENT") will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Indemnified Party in reduction of the related Damages. In addition, if an Investor Indemnified Party receives a Company Indemnity Payment required by this Article X in respect of any Damages and subsequently receives any such insurance proceeds, then the Investor Indemnified Party will pay to the Company an amount equal to the Company Indemnity Payment received less the amount of the Company Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Company Indemnity Payment was made.

                  (b) Except as otherwise provided in this Article X, unless disputed as set forth in Section 10.03, the Investor agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "COMPANY INDEMNIFIED PARTY"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Investor in this Agreement, the Registration Right Agreement or the Warrant; PROVIDED, HOWEVER, that the Investor shall not be liable under this
Article X to a Company Indemnified Party to the extent that such Damages resulted or arose from the breach by a Company Indemnified Party of any representation, warranty, covenant or agreement of a Company Indemnified Party contained in this Agreement, the Registration Right Agreement or the Warrant or gross negligence, recklessness, willful misconduct or bad faith of a Company Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article X will be net of insurance proceeds (which the Company agrees to use commercially reasonable efforts to recover). Accordingly, the amount which the Investor is required to pay to any Company Indemnified Party hereunder (an "INVESTOR INDEMNITY Payment") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of any Company Indemnified Party in reduction of the related Damages. In addition, if a Company Indemnified Party receives a Investor Indemnity Payment required by this
Article X in respect of any Damages and subsequently receives insurance such proceeds, then the Company Indemnified Party will pay to the Investor an amount equal to the Investor Indemnity Payment received less the amount of the Investor Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Investor Indemnity Payment was made.

         Section 10.02. NOTIFICATION OF CLAIMS FOR INDEMNIFICATION. Each party entitled to indemnification under this Article X (an "INDEMNIFIED PARTY") shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the party obligated to indemnify such Indemnified Party under this Article X (the "INDEMNIFYING PARTY"), notify the Indemnifying Party in writing of the commencement thereof. Any such notice shall describe the claim in reasonable detail. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this
Article X or (b) under this Article X unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses or the Indemnifying Party is prejudiced by such delay. The procedures listed below shall govern the procedures for the handling of indemnification claims.

                  (a) Any claim for indemnification for Damages that do not result from a Third Party Claim as defined in the following paragraph, shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment as set forth in Section 10.01. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section
10.03 below.

                  (b) If an Indemnified Party shall receive notice or otherwise learn of the assertion by a person or entity not a party to this Agreement of any threatened legal action or claim (collectively a "THIRD PARTY CLAIM"), with respect to which an Indemnifying Party may be obligated to provide indemnification, the Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.

                  (c) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise) at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party (or sooner if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If such Indemnifying Party does not respond within such thirty
(30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section 10.03 below. In case any such Third Party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Third Party Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more significant defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that in such circumstances the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for such reasonable fees and expenses of such counsel incurred in any such Third Party Claim, as such expenses are incurred, provided that the Indemnified Parties agree to repay such amounts if it is ultimately determined that the Indemnifying Party was not obligated to provide indemnification under this Article X. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise (subject, however, to the provisions of Section
10.03 below); PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article X (other than Section 10.03) shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

         Section 10.03. DISPUTE RESOLUTION.

                  (a) Any dispute under this Agreement, the Registration Rights Agreement or the Warrant shall be submitted to arbitration (including, without limitation, pursuant to this Article X) by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within twenty (20) days after names of potential arbitrators have been proposed by the American Arbitration Association (the "AAA"), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who has been chosen by AAA (the "Arbitrator"). The arbitration shall take place in San Diego, California, on consecutive business days in accordance with the AAA Rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.

                  (b) There shall be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (ii) depositions of all party witnesses and (iii) such other depositions as may be allowed by the Arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the Arbitrator shall be required to provide in writing to the parties the basis for the award or order (including the findings of fact and conclusions of law) of the Arbitrator with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

                  (c) To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party.

                  (d) Any decision made by the Arbitrator (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the Arbitrator. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be paid initially one-half by each of the Indemnifying Party and the Indemnified Party, but then apportioned between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Arbitrator to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                  (e) The Arbitrator shall have the power to grant all legal and equitable remedies, including without limitation, specific performance, and award compensatory damages provided by applicable law, but shall not have the power to award punitive damages in relations to any matter under, arising out of, or in connection with or relating to this Agreement, the Registration Rights Agreement or the Warrant. Notwithstanding the foregoing, either party, subject to the terms, conditions and provisions of Section 11.12, may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. FEES AND EXPENSES. The Company shall be solely responsible for (i) all reasonable attorneys fees and expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant, and any communications with the Commission, (ii) all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the Investor's enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, (iii) all reasonable due diligence expenses incurred by the Investor during the term of this Agreement up to $12,000 per calendar quarter, beginning the fiscal quarter commencing January 1, 2005, and
(iv) all stamp or other similar taxes and duties, if any, levied in connection with issuance of the Shares pursuant hereto; PROVIDED, HOWEVER, that in each of the above instances the Investor shall provide customary supporting invoices or similar documentation in reasonable detail describing such expenses. The Investor shall reimburse all reasonable due diligence expenses incurred by the Company in connection with this transaction prior to the date of this Agreement.

         Section 11.02. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 11.03. BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 11.04. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                  American Technology Corporation
                  13114 Evening Creek Drive South
                  San Diego, California 92128
                  Telephone:  (858) 679-2114
                  Facsimile:  (858) 679-0545
                  Attention:  Chief Financial Officer
with a copy (which shall not constitute notice) to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  12544 High Bluff Drive
                  San Diego, CA 92130-3051
                  Telephone: 858-720-8943
                  Facsimile: 858-509-3691
                  Attention: John D. Tishler, Esq.

if to the Investor:

                  Kingsbridge Capital Limited/
                  c/o Kingsbridge Corporate Services Limited
                  Main Street
                  Kilcullen, County Kildare
                  Republic of Ireland
                  Telephone:  011-353-45-481-811
                  Facsimile:  011-353-45-482-003
                  Attention:  Adam Gurney, Managing Director

with a copy (which shall not constitute notice) to:

                  Clifford Chance US LLP
                  31 West 52nd Street
                  New York, NY  10019
                  Telephone: (212) 878-8000
                  Facsimile: (212) 878-8375
                  Attention: Keith M. Andruschak, Esq.

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 11.05. ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

         Section 11.06. AMENDMENT; NO WAIVER. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

         Section 11.07. ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement and the Warrant set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

         Section 11.08. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED that, such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 11.09. TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section 11.10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

         Section 11.11. CHOICE OF LAW. This Agreement shall be construed under the laws of the State of New York. Section 11.12. SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

                  (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) Subject to Section 10.03, each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         Section 11.13. SURVIVAL. The representations and warranties of the Company and the Investor contained in Articles IV and V and the covenants contained in Article V shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in Article X and Article XI of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         Section 11.14. PUBLICITY. Prior to the Closing, neither the Company nor the Investor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, based upon an opinion of the Company's counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company shall consult with the Investor on the form and substance of such press release. Promptly after the Closing, each party may issue a press release or otherwise make a public statement or announcement, including but not limited to, the (i) filing of a report on Form 8-K with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement and (ii) the filing of any agreements or other documents as attached exhibits to a Form 8-K, Form 10-Q, Form 10-K or any other Form filed by the Company with the Commission with respect to this Agreement or the transactions contemplated hereby; PROVIDED that, prior to issuing any such press release, making any such public statement or announcement, the party wishing to make such release, statement or announcement consults and cooperates in good faith with the other party in order to formulate such press release, public statement or announcement in form and substance reasonably acceptable to both parties.

         Section 11.15. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first written.


                                    KINGSBRIDGE CAPITAL LIMITED


                                    By: /s/ Valentine O'Donoghue
                                        Valentine O'Donoghue
                                        Director



                                    AMERICAN TECHNOLOGY CORPORATION


                                    By: /s/ Michael A. Russell
                                        Michael A. Russell
                                        Chief Financial Officer

                                    EXHIBIT A

                      Form of Registration Rights Agreement



                                    Exh. A-1

                                    EXHIBIT B

                                 Form of Warrant



                                    Exh. B-1

                                    EXHIBIT C

                              Officer's Certificate

         I, [NAME OF OFFICER], do hereby certify to Kingsbridge Capital Limited (the "Investor"), with respect to the common stock of American Technology Corporation (the "Company") issuable in connection with the Draw Down Notice, dated _____________ (the "Notice") attached hereto and delivered pursuant to
Article II of the Common Stock Purchase Agreement, dated December [__], 2004 (the "Agreement"), by and between the Company and the Investor, as follows:

         1. I am the duly elected [OFFICER] of the Company.

         2. The representations and warranties of the Company set forth in
Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof (except for such representations and warranties that are made as of a particular date).

         3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date hereof related to the Notice and has satisfied each of the conditions to the obligation of the Investor set forth in Article VII of the Agreement.

         The undersigned has executed this Certificate this ____ day of ________, 200[_].


                                             ___________________________________
                                             Name:
                                             Title:


                                    Exh. C-1